UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – May 10, 2011

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

99.1

Item 5.07

Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 10, 2011. At the meeting shareholders voted on the election of six directors to serve on the board and on several proposals:

Voting results on the election of six directors to hold office until the annual meeting in 2012 were as follows:

Name	Votes For	Votes Withheld	Abstain	Broker Non-Vote
Teresa Beck	132,754,217	4,228,013	203,062	17,593,316
R. D. Cash	132,181,520	4,879,982	123,790	17,593,316
Laurence M. Downes	136,187,279	773,501	224,512	17,593,316
Ronald W. Jibson	133,268,469	3,845,193	71,630	17,593,316
Gary G. Michael	124,210,797	12,754,979	219,516	17,593,316
Bruce A. Williamson	134,459,560	2,489,410	236,322	17,593,316

Voting results on a proposal to ratify the selection of Ernst & Young as the Company's independent auditor, were as follows:

Votes For	Votes Against	Abstentions
151,848,199	2,777,930	152,479

Voting results on a proposal to approve a non-binding proposal for an advisory vote to approve the compensation of the executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,973,323	3,703,033	508,936	17,593,316

Voting results on a proposal to approve the non-binding proposal for annual shareholder vote to approve compensation for the named executive offices were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
121,496,852	765,789	14,384,540	538,111	17,593,316

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

May 11, 2011

/s/Thomas C. Jepperson

Thomas C. Jepperson

Executive Vice President, General Counsel

and Corporate Secretary

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